Exhibit 10.01

REACHLOCAL, INC.

Separation Agreement

And

General Release

Daniel Della Flora (referred to as “Executive”) and ReachLocal, Inc., on behalf of itself and its successors, subsidiaries, affiliates, and related companies (referred to collectively as the “Company”), enter into this Separation Agreement and General Release (the “Agreement”) effective the date Executive signs this Agreement (the “Effective Date”).

Executive and the Company agree that as of the Effective Date, the terms and conditions of Executive’s employment with and service to the Company will be as set forth below:

1.     Employment Arrangements. Effective as of November 25, 2014 (the “Termination Date”), Executive’s employment as Chief Accounting Officer of the Company will terminate and Executive shall cease to be an employee and officer of the Company and its subsidiaries and affiliates. As of such date, Executive shall no longer hold himself out as an employee, officer, or representative of the Company. As of the Termination Date, that certain employment offer letter dated June 28, 2013, as amended on July 22, 2013, between the Company and Executive (the “Offer Letter”), shall terminate and shall be of no further force and effect, and neither the Company nor Executive shall have any further obligations thereto, except to the extent otherwise expressly provided therein. Between the Effective Date of the Agreement and the Termination Date, Executive will remain on an unpaid medical leave of absence and shall not perform any work on behalf of the Company.

2.     Consideration. In accordance with the Company’s Amended and Restated Change in Control and Severance Policy for Senior Management (the “Severance Policy”) and subject to and conditioned upon (a) Executive’s execution of this Agreement, (b) Executive’s subsequent execution (on or after November 25, 2014) and non-revocation of Exhibit A hereto and in accordance with the terms hereof and (c) Executive’s continued compliance with the terms and conditions of this Agreement and the Confidentiality Agreement (as defined below), the Company shall provide Executive the following:

a.     Severance. During the six month period following the Termination Date (the “Severance Period”), the Company shall pay Executive an aggregate amount equal to $150,000, less applicable withholdings and deductions, which will be payable in substantially equal installments over the Severance Period in accordance with the Company’s standard payroll practices as in effect from time to time, with the first payment being made on the first payroll date as practicable following the date on which the Final Release in Exhibit A has become effective and is no longer revocable.

b.     Continued Healthcare Coverage. So long as Executive timely elects health benefits continuation pursuant to Section 4980B of the Code and the regulations thereunder (“COBRA”), Executive shall be entitled to receive payment by the Company of Executive’s applicable premiums for such continuation coverage under COBRA (payable as and when such payments become due) during the period commencing on the Termination Date and ending on the earliest to occur of (i) the six month anniversary of the Termination Date, (ii) the expiration of Executive’s eligibility for benefits under COBRA, and (iii) the date on which Executive and his or her covered dependents, if any, become eligible for health insurance coverage through another source.

c.     Treatment of Stock Options. As of the date hereof, Executive holds the outstanding stock option grant identified on Exhibit B (the “Stock Option Grant”). The Stock Option Grant will become immediately vested as of the Termination Date with respect to the number of shares set forth on Exhibit B attached hereto. The Stock Option Grant shall be exercisable in accordance with its terms.

d.     Treatment of Restricted Shares. As of the date hereof, Executive holds the outstanding restricted shares identified on Exhibit B (collectively, the “Restricted Shares”). The Restricted Shares will become immediately vested as of the Termination Date with respect to the number of shares set forth on Exhibit B attached hereto.

e.     Section 409A. It is intended that all of the benefits and payments payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended (with state laws of similar effect, “Section 409A”), provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5), and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment.

3.     No Other Compensation Owed. Executive acknowledges and agrees that except for the payments provided above no other compensation, payments, wages, salary, bonuses, commissions, benefits, severance, equity, or remuneration of any kind whatsoever are owing to Executive as a result of his employment with or termination of employment from the Company, or under the Offer Letter and the Severance Policy.

4.     Release of Claims. In exchange for the promises contained in this Agreement and to the extent permitted by law, Executive knowingly and voluntarily releases and forever discharges ReachLocal, Inc. and any of its or their current or former owners, officials, directors, officers, shareholders, affiliates, agents, representatives, employees, attorneys, subsidiaries, parents, divisions, branches, units, successors, predecessors, and assigns, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Released Parties”), of and from any and all claims, known and unknown, asserted or unasserted, which Executive has or may have against Released Parties as of the date of execution of this Agreement, including, without limitation, claims under the Employment, Confidential Information, and Invention Assignment Agreement, dated July 18, 2013 (the “Confidentiality Agreement”), or any claims alleging violations of:

●	Title VII of the Civil Rights Act of 1964;

●	Sections 1981 through 1988 of Title 42 of the United States Code;

●	The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);

●	The Immigration Reform and Control Act;

●	The Americans with Disabilities Act of 1990;

●	The Worker Adjustment and Retraining Notification Act;

●	The Fair Credit Reporting Act;

●	The Family and Medical Leave Act;

●	The Equal Pay Act;

●	California Family Rights Act – Cal. Gov’t Code § 12945.2 et seq., as amended;

●	California Fair Employment and Housing Act – Cal. Gov’t Code § 12900 et seq., as amended;

●	California Unruh Civil Rights Act – Cal. Civ. Code § 51 et seq., as amended;

●	California Sexual Orientation Bias Law – Cal. Lab. Code § 1101 et seq., as amended;

●	Statutory Provisions Regarding the Confidentiality of AIDS Information – Cal. Health & Safety Code § 120775 et seq., as amended;

●	California Confidentiality of Medical Information – Cal. Civ. Code § 56 et seq., as amended;

●	California Wage Payment Act, as amended, and Cal. Lab. Code, as amended;

●	California Equal Pay Law – Cal. Lab. Code § 1197.5 et seq., as amended;

●	California Whistleblower Protection Law – Cal. Lab. Code § 1102-5(a) to (c), as amended;

●	Statutory Provision Regarding California Family and Medical Leave – Cal. Lab. Code § 233, as amended;

●	The California Occupational Safety and Health Act, as amended, California Labor Code § 6300 et seq., and any applicable regulations thereunder;

●	California Consumer Reports: Discrimination Law – Cal. Civ. Code § 1786.10 et seq., as amended;

●	any federal, state or local law, rule, regulation, or ordinance regarding unlawful harassment, discrimination or retaliation;

●	any federal, state or local law, rule, regulation, or ordinance regarding fines or penalties;

●	any other federal, state or local law, rule, regulation, or ordinance;

●	any public policy, contract, tort, or common law;

●	any claim for fraud, including fraud in the inducement pertaining to this Agreement; or

●	any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

Notwithstanding the foregoing, the release does not terminate Executive’s rights (a) set forth in this Agreement, (b) with respect to the Stock Option Grants or the Restricted Shares, (c) Executive’s rights to be indemnified by the Company or any of its subsidiaries under any agreement with the Company or any of its subsidiaries, the Company’s certificate of incorporation or bylaws, or under applicable law or (d) resulting from any breaches of this Agreement.

This Agreement also does not extend to those rights which as a matter of law cannot be waived, including, but not limited to, unwaivable rights Executive may have under the California Labor Code, such as rights to reimbursement or indemnity under Labor Code § 2802. Nor does this Agreement affect any right Executive may have to receive workers’ compensation benefits, unemployment benefits pursuant to the California Unemployment Insurance Code or State Disability insurance benefits.

If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other of the Released Parties identified in this Agreement is a party.

5.     Waiver of California Civil Code Section 1542. To effect a full and complete general release as described above, Executive expressly waives and relinquishes all rights and benefits of section 1542 of the Civil Code of the State of California, and Executive does so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the Civil Code of the State of California states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Released Parties, Executive expressly acknowledges this Agreement is intended to include in its effect, without limitation, all claims Executive does not know or suspect to exist in Executive’s favor at the time of signing this Agreement, and that this Agreement contemplates the extinguishment of any such claim. Executive warrants that Executive has read this Agreement, including this waiver of California Civil Code section 1542, and that Executive has consulted counsel about this Agreement and specifically about the waiver of section 1542, and that Executive understands this Agreement and the section 1542 waiver, and so Executive freely and knowingly enters into this Agreement. Executive acknowledges that Executive may later discover facts different from or in addition to those Executive now knows or believes to be true regarding the matters released or described in this Agreement, and even so Executive agrees that the releases and agreements contained in this Agreement shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. Executive assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies released or described in this Agreement or with regard to any facts now unknown to Executive relating thereto.

6.     Outstanding Claims. Executive represents that Executive has not filed or otherwise pursued any charges, complaints or claims of any nature which are in any way pending against the Company or any of the Released Parties with any local, state or federal government agency or court with respect to any matter covered by this Agreement, and, to the extent permitted by law, will not do so in the future. Executive further represents that he is not aware of any such claims against the Company, including any claims under the Fair Labor Standards Act or the Family and Medical Leave Act. If any government agency or court assumes jurisdiction of any charge, complaint, cause of action or claim covered by this Agreement against the Company or any of the Released Parties, on behalf of or related to Executive, Executive will withdraw from and/or dismiss the matter with prejudice, as to any claims Executive might have. Executive agrees not to participate or cooperate in such matter(s) except as required by law. Notwithstanding the foregoing or any other provision of this Agreement, this Agreement is not intended to interfere with Executive’s exercise of any protected, nonwaivable right, including Executive’s right to file a charge with the Equal Employment Opportunity Commission or other government agency.  By entering into this Agreement, however, Executive acknowledges that the consideration set forth herein is in full satisfaction of any amounts to which Executive might be entitled and Executive is forever discharging the Company and the other Released Parties from any liability to Executive for any acts or omissions occurring on or before the date of Executive’s signing of this Agreement.

7.    Exchange Act Section 16. Executive acknowledges that if Executive makes any “reportable transactions” under Section 16 of the Exchange Act of 1934, as amended, Executive shall immediately notify the Company of such transactions.

8.    Acknowledgement of Confidentiality Agreement. Executive acknowledges that Executive (a) previously executed the Confidentiality Agreement, which shall survive the termination of Executive’s employment with the Company, (b) is bound by the commitments and obligations set forth in the Confidentiality Agreement, including, without limitation, the covenants set forth in Sections 3 (Confidential Information), 8 (Solicitation of Employees), and 9 (Solicitation of Customers) therein and (c) Executive reaffirms such covenants. Executive further acknowledges that, since the date on which he executed the Confidentiality Agreement, he has received some or all of the Confidential Information as described in Section 3 of the Confidentiality Agreement.

9.    Return of Property. Executive affirms that on or prior to the Termination Date, Executive will return all of the Company’s property, documents, and/or any confidential or proprietary information in Executive’s possession or control, including, without limitation, all computers, telephones, pagers memoranda, books, papers, letters, formulae, computer data, disks, manuals, financial information, price information, order forms, employee lists, potential employee lists, client lists, customer pricing, contract terms, supplier lists, and other data (and all copies thereof or therefrom) in any way relating to the Company’s business and affairs.

10.  Non-Disparagement Covenant. Executive will not disparage or denigrate the Company, its officers, directors and employees, or its products and services of the Company. In particular, Executive agrees that Executive will not provide information, issue statements, or take any action, directly or indirectly, that would cause the Company, its business strategies and operations, and any of the Company’s officers, directors, employees, shareholders, or affiliates, any embarrassment or humiliation or otherwise cause or contribute to the Company being held in disrepute.

11.  Remedies. In recognition of the fact that irreparable injury will result to the Company in the event of a breach by Executive of Paragraphs 8, 9 or 10 of this Agreement that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law, Executive acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by Executive. Should Executive ever breach any provision or obligation under this Agreement, Executive explicitly agrees to pay all damages (including, but not limited to, litigation and/or defense costs, expenses, and reasonable attorneys’ fees) incurred by the Company as a result of the breach. Nothing in this Paragraph shall, or is intended to, limit or restrict any other rights or remedies the Company may have by virtue of this Agreement or otherwise.

12.  No Admission of Liability. By entering into this Agreement, the Company and all Released Parties do not admit any liability whatsoever to Executive or to any other person arising out of any claims heretofore or hereafter asserted by Executive.

13.  Agreement to Cooperate With the Company. Executive agrees to assist the Company in any formal or informal tax, accounting or legal matters in which Executive is named as a party or has knowledge relevant to the matter. Executive acknowledges and agrees that such assistance may include, but will not be limited to, providing background information regarding any matter on which Executive previously worked, aiding in the drafting of declarations, executing declarations or similar documents, testifying or otherwise appearing at investigation interviews, depositions, arbitrations or court hearings and preparing for the above-described or similar activities. Executive understands that Executive will receive no additional pay for Executive’s assistance beyond that provided in this Agreement.

14.  Tax Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

15.  Severability. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity, duration, or subject, it shall be construed by limiting and reducing it to the extent necessary to be valid and enforceable under the applicable law as it shall then appear while giving effect, to the greatest degree possible, to the original intent of such provision.

16.  Executive Acknowledgements. Executive hereby affirms and acknowledges that Executive has read the foregoing Agreement, has had sufficient time and opportunity to review or discuss it with the counsel of Executive’s choice, and fully understands and appreciates the meaning of each of its terms, and that it is a voluntary, full and final compromise, release and settlement of all claims, known or unknown, with respect to the claims identified and referred to herein.

17.  Entire Agreement. This Agreement and exhibits hereto, together with the Confidentiality Agreement and the Arbitration Agreement (as defined below), constitutes the complete understanding between Executive and the Company and supersedes any and all prior agreements (including the Offer Letter, to the extent the terms thereof are inconsistent with this Agreement), promises, representations, or inducements, no matter its or their form, concerning its subject matter. No promises or agreements made subsequent to the execution of this Agreement by Executive and the Company shall be binding unless reduced to writing and signed by authorized representatives of Executive and the Company.

18.  Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement.

19.  Counterparts. This Agreement may be executed in counterparts and shall be deemed fully executed when each of the Parties has signed and transmitted a counterpart to the other. All counterparts taken together shall constitute a single agreement. A facsimile or electronically mailed copy of a signature shall have the same force and effect of an original signature.

20.  Choice of Law/Venue. This Agreement shall be governed by California law. If a dispute arises under this Agreement or Exhibit A hereto: (a) Executive and the Company acknowledge and re-affirm their commitment to arbitrate such disputes pursuant to the separate Arbitration Agreement executed by Executive on July 18, 2013 (the “Arbitration Agreement”); (b) Executive and the Company both irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts located within Los Angeles County, California for resolution of any matter not subject to the foregoing Arbitration Agreement; and (c) the prevailing party in any arbitration or court proceeding shall be entitled to recover its reasonable attorneys’ fees, expenses and costs.

PLEASE READ THIS AGREEMENT AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. EXECUTIVE SHOULD CONSULT AN ATTORNEY OF HIS CHOICE ABOUT THIS AGREEMENT BEFORE HE SIGNS THE AGREEMENT.

EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT.

Dated: November 3, 2014	/s/ Daniel Della Flora
Daniel Della Flora

Dated: November 3, 2014	ReachLocal, Inc.

By /s/ Ross G. Landsbaum
Ross Landsbaum
CFO

Exhibit A

Final Release

This Final Release is executed pursuant to the terms of that certain Separation Agreement and General Release between Daniel Della Flora (“Executive”) and ReachLocal, Inc. (the “Company”) dated _______________(the “Agreement”).

1.     Termination Date. Executive acknowledges that pursuant to the terms of the Agreement, he and the Company agreed that his employment with the Company would terminate effective November 25, 2014. (“Termination Date”).

2.     Release. For good and valuable consideration as described in Paragraph 2 of the Agreement, the receipt of sufficiency of which are hereby acknowledged by Executive, Executive knowingly and voluntarily releases and forever discharges ReachLocal, Inc. and any of its or their current or former owners, officials, directors, officers, shareholders, affiliates, agents, representatives, employees, attorneys, subsidiaries, parents, divisions, branches, units, successors, predecessors, and assigns, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Final Release as “Released Parties”), of and from any and all claims, known and unknown, asserted or unasserted, which Executive has or may have against Released Parties as of the date of execution of this Final Release, including, without limitation, claims under the Employment, Confidential Information, and Invention Assignment Agreement, dated July 18, 2013 (the “Confidentiality Agreement”), or any claims alleging violations of:

●	Title VII of the Civil Rights Act of 1964;

●	Sections 1981 through 1988 of Title 42 of the United States Code;

●	The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);

●	The Immigration Reform and Control Act;

●	The Americans with Disabilities Act of 1990;

●	The Age Discrimination in Employment Act of 1967;

●	The Worker Adjustment and Retraining Notification Act;

●	The Fair Credit Reporting Act;

●	The Family and Medical Leave Act;

●	The Equal Pay Act;

●	California Family Rights Act – Cal. Gov’t Code § 12945.2 et seq., as amended;

●	California Fair Employment and Housing Act – Cal. Gov’t Code § 12900 et seq., as amended;

●	California Unruh Civil Rights Act – Cal. Civ. Code § 51 et seq., as amended;

●	California Sexual Orientation Bias Law – Cal. Lab. Code § 1101 et seq., as amended;

●	Statutory Provisions Regarding the Confidentiality of AIDS Information – Cal. Health & Safety Code § 120775 et seq., as amended;

●	California Confidentiality of Medical Information – Cal. Civ. Code § 56 et seq., as amended;

●	California Smokers’ Rights Law – Cal. Lab. Code § 96, as amended;

●	California Parental Leave Law – Cal. Lab. Code § 230.7 et seq., as amended;

●	California Apprenticeship Program Bias Law – Cal. Lab. Code § 3070 et seq., as amended;

●	California Wage Payment Act, as amended, and Cal. Lab. Code, as amended;

●	California Equal Pay Law – Cal. Lab. Code § 1197.5 et seq., as amended;

●	California Whistleblower Protection Law – Cal. Lab. Code § 1102-5(a) to (c), as amended;

●	California Military Personnel Bias Law – Cal. Mil. & Vet. Code § 394 et seq., as amended;

●	Statutory Provision Regarding California Family and Medical Leave – Cal. Lab. Code § 233, as amended;

●	California Parental Leave for School Visits Law – Cal. Lab. Code § 230.7 et seq., as amended;

●	Statutory Provisions Regarding California Electronic Monitoring of Employees – Cal. Lab. Code § 435 et seq., as amended;

●	The California Occupational Safety and Health Act, as amended, California Labor Code § 6300 et seq., and any applicable regulations thereunder;

●	California Consumer Reports: Discrimination Law – Cal. Civ. Code § 1786.10 et seq., as amended;

●	California Political Activities of Employees Act – Cal. Lab. Code § 1101 et seq., as amended;

●	California Domestic Violence Victim Employment Leave Act – Cal. Lab. Code §230.1, as amended;

●	California Voting Leave Law – Cal. Elec. Code § 14350 et seq., as amended;

●	California Court Leave Law – Cal. Lab. Code § 230, as amended;

●	Los Angeles AIDS-Based Discrimination Ordinance, Los Angeles Municipal Ordinance §45.80 et seq., as amended;

●	any federal, state or local law, rule, regulation, or ordinance regarding unlawful harassment, discrimination or retaliation;

●	any federal, state or local law, rule, regulation, or ordinance regarding fines or penalties;

●	any other federal, state or local law, rule, regulation, or ordinance;

●	any public policy, contract, tort, privacy or common law claim;

●	any claim for fraud, including fraud in the inducement pertaining to the Agreement or this Final Release; or

●	any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

Notwithstanding the foregoing, the release does not terminate Executive’s rights (a) set forth in the Agreement, (b) with respect to the Stock Option Grants or the Restricted Shares, (c) Executive’s rights to be indemnified by the Company or any of its subsidiaries under any agreement with the Company or any of its subsidiaries, the Company’s certificate of incorporation or bylaws, or under applicable law or (d) resulting from any breaches of the Agreement.

This Final Release also does not extend to those rights which as a matter of law cannot be waived, including, but not limited to, unwaivable rights Executive may have under the California Labor Code, such as rights to reimbursement or indemnity under Labor Code § 2802. Nor does this Final Release affect any right Executive may have to receive workers’ compensation benefits, unemployment benefits pursuant to the California Unemployment Insurance Code or State Disability insurance benefits.

If any claim is not subject to release, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other of the Released Parties identified in the Final Agreement is a party.

3.     Waiver of California Civil Code Section 1542. To effect a full and complete general release as described above, Executive expressly waives and relinquishes all rights and benefits of section 1542 of the Civil Code of the State of California, and Executive does so understanding and acknowledging the significance and consequence of specifically waiving section 1542. Section 1542 of the Civil Code of the State of California states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Thus, notwithstanding the provisions of section 1542, and to implement a full and complete release and discharge of the Released Parties, Executive expressly acknowledges this Final Release is intended to include in its effect, without limitation, all claims Executive does not know or suspect to exist in Executive’s favor at the time of signing this Final Release, and that this Final Release contemplates the extinguishment of any such claim. Executive warrants that Executive has read this Final Release, including this waiver of California Civil Code section 1542, and that Executive has consulted counsel about this Final Release and specifically about the waiver of section 1542, and that Executive understands this Final Release and the section 1542 waiver, and so Executive freely and knowingly enters into this Final Release. Executive acknowledges that Executive may later discover facts different from or in addition to those Executive now knows or believes to be true regarding the matters released or described in this Final Release, and even so Executive agrees that the releases and agreements contained in this Final Release shall remain effective in all respects notwithstanding any later discovery of any different or additional facts. Executive assumes any and all risk of any mistake in connection with the true facts involved in the matters, disputes, or controversies released or described in this Final Release or with regard to any facts now unknown to Executive relating thereto.

4.

Older Worker Benefit Protection Act Requirements. Executive acknowledges and confirms his understanding that this is an important legal document, and he has been advised to and provided with the opportunity to consult with counsel in deciding whether to enter into this Final Release.

EXECUTIVE REPRESENTS THAT HE HAS READ THIS FINAL RELEASE, HAS BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL, IS NOT AN INFANT OR AN INCOMPETENT FOR WHOM A TRUSTEE OR CONSERVATOR HAS BEEN APPOINTED, AND HAS HAD ADEQUATE TIME (AT LEAST TWENTY-ONE (21) DAYS) TO CONSIDER THE RELEASE OF ANY CLAIM HE MAY HAVE HAD AGAINST THE COMPANY AND ANY RELEASED PARTIES, AND SIGNS AND DELIVERS THIS FINAL RELEASE OF EXECUTIVE’S OWN VOLITION WITHOUT RESERVATION. EXECUTIVE FURTHER RECOGNIZES THAT HE HAS SEVEN (7) DAYS FROM THE EXECUTION OF THIS FINAL RELEASE TO REVOKE IT IN ITS ENTIRETY. ANY REVOCATION MUST BE MADE IN WRITING AND BE RECEIVED BY HUMAN RESOURCES (21700 OXNARD STREET, SUITE 1600, WOODLAND HILLS, CA 91367, FAX: 818-337-0466) AT THE ABOVE ADDRESS BY 5:00 P.M. ON OR BEFORE THE SEVENTH (7TH) DAY AFTER HE EXECUTES THE FINAL RELEASE. EXECUTIVE FURTHER ACKNOWLEDGES THAT THIS FINAL RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. IF EXECUTIVE EXECUTES THE FINAL RELEASE PRIOR TO THE END OF THE TWENTY-ONE (21) DAY PERIOD THAT THE COMPANY HAS PROVIDED FOR EXECUTIVE TO GIVE IT CONSIDERATION, EXECUTIVE AGREES AND ACKNOWLEDGES THAT THE PRIOR EXECUTION WAS A KNOWING AND VOLUNTARY WAIVER OF HIS RIGHT TO CONSIDER THIS FINAL RELEASE FOR THE FULL TWENTY-ONE (21) DAYS, AND WAS DUE TO EXECUTIVE’S CONCLUSION THAT EXECUTIVE HAD SUFFICIENT TIME IN WHICH TO CONSIDER AND UNDERSTAND THIS FINAL RELEASE AND IN WHICH TO REVIEW THIS FINAL RELEASE WITH EXECUTIVE’S ATTORNEY OR REPRESENTATIVE OF EXECUTIVE’S CHOICE.

5.     Outstanding Claims. Executive represents that as of the Termination Date he has not filed any complaints, claims, or actions against the Company, its, parent, subsidiaries, shareholders, representatives, agents, insurers, officers, directors, and employees with any state, federal, or local agency or court or any other forum and that he will not do so at any time hereafter regarding claims (known or unknown) in existence as of the date of this Final Release. Nothing in this Final Release shall be read to preclude Executive from filing any administrative complaint authorized under law. Executive is, however, precluded from seeking any monetary recovery, damages or attorney’s fees as a result of any such complaint or claim.

6.     Return of Property. Executive affirms that her has returned all of the Company’s property, documents, and/or any confidential or proprietary information in Executive’s possession or control, including, without limitation, all computers, telephones, pagers memoranda, books, papers, letters, formulae, computer data, disks, manuals, financial information, price information, order forms, employee lists, potential employee lists, client lists, customer pricing, contract terms, supplier lists, and other data (and all copies thereof or therefrom) in any way relating to the Company’s business and affairs. Executive also affirms that he is in possession of all of Executive’s property that Executive had at the Company’s premises and that the Company is not in possession of any of Executive’s property.

PLEASE READ THIS FINAL RELEASE AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. EXECUTIVE IS ADVISED TO CONSULT WITH AN ATTORNEY OF EXECUTIVE’S CHOICE (AT HIS EXPENSE) ABOUT THE AGREEMENT AND FINAL RELEASE BEFORE EXECUTIVE SIGNS IT. THIS FINAL RELEASE CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING THOSE UNDER FEDERAL, STATE AND LOCAL LAWS PROHIBITING DISCRIMINATION IN EMPLOYMENT, TO THE EXTENT PERMITTED BY LAW.

I, DANIEL DELLA FLORA, ACKNOWLEDGE THAT:

(A) I HAVE READ AND UNDERSTAND THIS FINAL RELEASE;

(B) I HAVE BEEN ADVISED TO AND HAVE HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT;

(C) I HAVE SIGNED IT VOLUNTARILY WITH THE UNDERSTANDING THAT IT CONTAINS A FULL RELEASE OF CLAIMS;

(D) I HAVE BEEN OFFERED TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER IT;

(E) I HAVE EITHER TAKEN THAT TIME OR KNOWINGLY WAIVED THIS 21-DAY CONSIDERATION PERIOD;

(F) I UNDERSTAND I MAY REVOKE THIS FINAL RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY I SIGN THIS FINAL RELEASE. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO JENNIFER BOLDING, EXECUTIVE DIRECTOR, HUMAN RESOURCES, AND STATE, "I HEREBY REVOKE MY ACCEPTANCE OF MY FINAL RELEASE." THE REVOCATION MUST BE PERSONALLY DELIVERED TO MS. BOLDING OR HER DESIGNEE, OR MAILED TO MS. BOLDING AT REACHLOCAL, INC., 21700 OXNARD STREET, SUITE 1600, WOODLAND HILLS, CA 91361 AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EXECUTIVE SIGNS THIS FINAL RELEASE; AND

(G) I AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS FINAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT NO RL REPRESENTATIVE HAS MADE ANY REPRESENTATION TO OR AGREEMENT WITH HIM RELATING TO THIS FINAL RELEASE WHICH IS NOT CONTAINED IN THE EXPRESS TERMS OF THIS FINAL RELEASE. EXECUTIVE ACKNOWLEDGES AND AGREES THAT HIS EXECUTION AND DELIVERY OF THIS FINAL RELEASE IS BASED UPON EXECUTIVE’S INDEPENDENT REVIEW OF THIS FINAL RELEASE, AND EXECUTIVE HEREBY EXPRESSLY WAIVES ANY AND ALL CLAIMS OR DEFENSES BY EXECUTIVE AGAINST THE ENFORCEMENT OF THIS AGREEMENT WHICH ARE BASED UPON STATEMENTS MADE BY RL OR ANY OF ITS REPRESENTATIVES THAT ARE NOT CONTAINED IN THE EXPRESS TERMS OF THIS FINAL RELEASE.

Executive knowingly and voluntarily signs this Final Release as of the date(s) set forth below:

_________________________

Daniel Della Flora

Dated:____________________

Exhibit B

Stock Option Grant

Grant Date	Exercise Price	Number of Shares Vested as of Prior to Termination	Number of Shares to Accelerate in Connection with Termination	Total Exercisable as of Termination Date (after giving effect to acceleration)
November 7, 2013	$12.98	12,500	6,249	18,749

Restricted Shares

Grant Date	Number of Shares to Accelerate in Connection with Termination	Total Number of Shares Previously Vested or Vesting as of Termination Date Due to Acceleration*	Number of Shares Being Forfeited
November 7, 2013	15,000	15,000	0

*Subject to share withholding and sell to cover procedures to cover taxes on vesting.